Exhibit 5.1

HUNTON & WILLIAMS LLP 1445 ROSS AVENUE SUITE 3700 DALLAS, TX 75202

TEL (214) 979-3000 FAX (214) 880-0011

Client No. 70131-1

December 4, 2008

AmeriCredit Corp.

801 Cherry Street

Suite 3900

Fort Worth, Texas 76102

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel for AmeriCredit Corp., a Texas corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) relating to the resales from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Act”), of up to an aggregate of 1,000,000 shares (the “Shares”) of common stock, par value $0.01 per share (“Common Stock”), issuable upon the exercise of a warrant issued on September 25, 2008 (the “Warrant”) to Wachovia Investment Holdings, LLC. The Warrant was issued pursuant to (i) that certain Loan and Security Agreement, dated September 25, 2008, among AmeriCredit Class B Note Funding Trust, AmeriCredit Financial Services, Inc., AFS SenSub Corp., Wachovia Bank, National Association, Wachovia Capital Markets, LLC, and Wells Fargo Bank, National Association, and (ii) that certain Loan and Security Agreement, dated September 25, 2008, among AmeriCredit Class C Note Funding Trust, AmeriCredit Financial Services, Inc., AFS SenSub Corp., Wachovia Bank, National Association, Wachovia Capital Markets, LLC, and Wells Fargo Bank, National Association (together, the “Loan and Security Agreements”).

In connection with the opinions set forth herein, we have examined the following documents:

(i) the Articles of Incorporation and Bylaws of the Company (each as amended to date) , certified by the Secretary of the Company as of December 4, 2008;

(ii) copies of resolutions of the Board of Directors of the Company relating to the issuance and sale of the Warrant and the issuance and delivery of the Shares upon exercise of the Warrant, certified by the Secretary of the Company as of December 4, 2008;

(iii) an executed copy of the Warrant; and

(iv) the Registration Statement and exhibits thereto.

For purposes of the opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the genuineness of signatures not witnessed by us and (iv) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof. As to factual matters, we have relied upon certificates of officers of the Company and upon certificates of public officials.

Based upon the foregoing and subject to the limitations, assumptions and qualifications noted herein, and assuming that:

(1) the Shares to be sold and issued in the future will be duly issued and sold in accordance with the terms of the Warrant;

(2) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares available for issuance upon exercise of the Warrant; and

(3) the consideration for the Shares issued upon exercise of the Warrant is actually received by the Company as provided in the Warrant and exceeds the par value of such Shares;

then we are of the opinion that the Shares have been duly authorized by the Company and, when issued and delivered in accordance with the terms of the Warrant, will be validly issued, fully paid and non-assessable.

We do not purport to express an opinion on any laws other than those of the State of Texas and the federal law of the United States of America. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to references to us included in or made a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Commission. We do not undertake to advise you of any changes in the opinion expressed herein from matters that might hereafter arise or be brought to our attention.

Very truly yours,

/s/ Hunton & Williams LLP